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                                                            Exhibit 10.22


                              ISRC / SILICON IMAGE
                       RESEARCH AND DEVELOPMENT AGREEMENT

This Research and Development Agreement (the "AGREEMENT") is made this 1st day of January, 2000 (the "EFFECTIVE DATE") between Silicon Image, Inc., a California corporation with its principal place of business at 10131 Bubb Road, Cupertino, California 95014 ("SII") and the Inter-University Semiconductor Research Center of Seoul National University, located in Seoul, Korea ("ISRC"). (As used herein, "PARTY" or "PARTIES" will refer to SiI, ISRC, or both, as the case may be).

1.       OBJECTIVE.

         SiI requests that ISRC conduct research and development on "Multi-Gigabit Serial Links", Integrated Network and Host Interface Functions with Multi-Gigabit Serial Link and Embedded DRAM, and on "1000BASE-T Gigabit Ethernet PHY Chip." The specific objectives of the research to be conducted are described in the research project proposal attached as Exhibit A (the "PROJECT").

2.       PERIOD OF THE RESEARCH.

         This Agreement will provide funding for research activities for a period of two (2) years commencing January 1, 2000 and ending December 31, 2001.

3.       OBLIGATIONS BY ISRC.

         3.1. PROJECT LEADER. ISRC will designate Professor Deog-Kyoon Jeong as the faculty member in charge of the Project. Mr. Jeong will be the primary technical and university contact for SiI for all technical and administrative issues related to the Project for the Term of this Agreement ("PROJECT LEADER"). Should Professor Jeong's employment with ISRC cease, for any reason, SiI reserves the right to designate a new Project Leader, if SiI so desires.

         3.2. USE OF RESEARCH FUNDS. The research funds provided by SiI to ISRC will be under the sole discretion of the Project Leader and will be used to cover expenses directly or indirectly related to the Project. ISRC will use its best efforts to attain the specific objectives of the Project. Should funds be used to expand ISRC's facilities to perform the Project, ISRC agrees to provide office and laboratory space equal in value to the funds utilized to expand ISRC's facilities. The office and laboratory space will be provided and solely reserved for SiI to utilize at its discretion for 10 years. In no event will more than 50% of the research funds be used to expand ISRC's facilities, without prior written approval from SiI. A complete accounting of the use of the research funds and expense reports with receipts for any equipment purchased must be provided in the final report, described below.


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         3.3.     PROGRESS REPORTS AND SEMINARS
                  3.3.1. Progress Reports. Within thirty (30) days of the end of each calendar quarter, ISRC will submit to SiI the status and accomplishments of all research and development activities related to the Project ongoing during the quarter just ended. Within sixty (60) days after termination of this Agreement, ISRC will submit a final report to SiI detailing the overall project history, accomplishments, success and failures of the Project.

                  3.3.2. Seminars. At most twice yearly, the Project Leader will provide SiI with a technical seminar at SiI's headquarters in California, USA, covering the research projects undertaken as part of this Agreement, as well as other research areas of interest to both Parties. SiI will cover all travel expenses associated with the seminar for the Project Leader and up to 3 students, as identified in Exhibit B, participating in the Project.

         3.4. PRODUCTIZATION COOPERATION. The Project Leader will use its best efforts to support and help SiI in SiI's efforts to productize the results of the Project, if SiI chooses to do so. This support and help includes traveling to SiI to provide technical assistance to SiI's development programs. SiI agrees to assume all travel expenses associated with such cooperation and assistance.

4.       OBLIGATIONS BY SII.

         4.1. PROJECT FUNDING. SiI will provide a total of $1,000,000 to ISRC to conduct the research and development associated with the Project. The funding will be paid as follows:

                 - $125,000 within forty-five (45) days after the signing of this Agreement;
                 -    $125,000 by June 1, 2000;
                 -    $125,000 by September 1, 2000;
                 -    $125,000 by December 1, 2000;
                 -    $125,000 by March 1, 2001;
                 -    $125,000 by June 1, 2001;
                 -    $125,000 by September 1, 2001;
                 -    $125,000 by December 1, 2001.

5.       INTELLECTUAL PROPERTY OWNERSHIP.

         All right, title and interest in and to any and all designs, discoveries, inventions, products or product ideas, research results, measurement data, computer programs, test or other reports, system, PCB or semiconductor prototypes, patents rights, rights of priority, copyrights, moral rights, trade secrets, know-how and other intellectual property rights recognized in any country or jurisdiction in the world conceived or developed as part of the Project (the "INTELLECTUAL PROPERTY") shall at all times be and remain with SiI.


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         6.       INTELLECTUAL PROPERTY ASSIGNMENT

         ISRC represents that to the best of its knowledge, at the Effective Date, all ISRC faculty (including the Project Leader), employees and students ("PROJECT STAFF"), have executed invention assignment agreements or are otherwise under written obligation of assignment which, inter alia, require the Project Staff to, without further consideration, in order to carry out the intent of this Agreement, (1) execute all oaths, assignments, powers of attorney, applications, and other papers necessary or desirable to fully secure to SiI (either directly to SiI or indirectly through ISRC to SiI) all rights, titles and interests in the Intellectual Property; (2) communicate to SiI all known facts relating to the Intellectual Property; and (3) generally do all lawful acts that SiI shall consider desirable for securing, maintaining, and enforcing worldwide patent protection relating to the Intellectual Property and for vesting in SiI the rights, titles, and interests of the Intellectual Property. ISRC agrees that during the Term of this Agreement, it shall use reasonable efforts to ensure that all additional ISRC faculty, students and employees, who become part of the Project Staff, will execute ISRC invention assignment agreements prior to working on the Project covered by this Agreement. ISRC also agrees that ISRC will execute any assignments, powers of attorney, and other papers necessary or desirable to fully secure to SiI all rights, titles and interests in the Intellectual Property. ISRC further agrees to provide any successor, assign, or legal representative of SiI with the benefits and assistance provided to SiI hereunder.

7.       CONFIDENTIALITY

         7.1. DEFINITION. SiI and ISRC acknowledge that, in the course of performing their obligations hereunder, ISRC will obtain information and materials from SiI and knowledge about the SiI's business and technical information, including but not limited to any information relating to the business, products, product plans, designs, costs, product prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how, programming techniques, experimental work, customers, clients and suppliers of SiI and that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, and the Intellectual Property, are and will be the trade secrets of SiI (collectively "CONFIDENTIAL INFORMATION"). Such Confidential Information includes without limitation any and all intermediate and final results and materials from the Project.

         7.2. OBLIGATION. ISRC agrees, for itself, its faculty (including the Project Leader), students and employees that it will (a) use SiI's Confidential Information only in connection with fulfilling its obligations under this Agreement; (b) hold SiI's Confidential Information in strict confidence and exercise due care with respect to its handling and protection, consistent with its own policies concerning protection of its own Confidential Information of like importance; (c) not disclose, divulge or publish SiI's Confidential Information except to such of its responsible faculty, employees and students who have a bona fide need to know to the extent


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                  necessary to fulfill ISRC's obligations under this Agreement;
                  and (d) instruct all such persons not to disclose SiI's Confidential Information to any third parties, without the prior written permission of SiI.

         7.3. EXCEPTIONS. The obligations set forth in Section 7.2 will not apply to SiI's Confidential Information which (i) is or becomes public knowledge without the fault or action of ISRC;
                  (ii) is received by ISRC from a third party, without restriction as to use or disclosure; (iii) ISRC can document was independently developed by it; (iv) is required to be disclosed pursuant to law, provided ISRC uses reasonable efforts to give SiI reasonable notice of such required disclosure; or (v) is or becomes available to ISRC on an unrestricted basis from SiI.

         7.4. NON-DISCLOSURE AGREEMENTS. ISRC represents that to the best of its knowledge, at the Effective Date, all ISRC faculty (including the Project Leader), employees and students with access to the SiI Confidential Information have executed ISRC non-disclosure agreements or are otherwise under written obligation of non-disclosure which, inter alia, require such persons to maintain the confidentiality of Confidential Information of third parties received by ISRC. ISRC agrees that during the Term of this Agreement, it shall use reasonable efforts to ensure that all additional ISRC faculty, students and employees will execute ISRC non-disclosure agreements prior to having access to the SiI Confidential Information or working on the Project covered by this Agreement. ISRC further agrees to provide any successor, assign, or legal representative of SiI with the benefits and assistance provided to SiI hereunder.

8.       MODIFYING THE AGREEMENT.

         The scope, nature, duration and funding of the Project may be modified at any time if agreed to in writing by both Parties.

9.       TERM AND TERMINATION.

         9.1. TERM. This Agreement shall commence on the Effective Date and shall continue in full force and effect for two (2) years, terminating on December 31, 2001.

         9.2.     TERMINATION FOR CAUSE.

                  9.2.1. Material Breach. If either Party materially breaches any term or condition of this Agreement and fails to cure that breach within thirty (30) days after receiving written notice of the breach, the other Party shall have the right to terminate this Agreement any time after the end of such thirty (30) day period.


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         9.3.     EFFECTS OF TERMINATION.

                  9.3.1.   Return of SiI Confidential Information. Within thirty
                           (30) days upon termination of this Agreement for any reason, ISRC shall, pursuant to SiI's discretion, either return or destroy all copies of SiI's Confidential Information provided hereunder in ISRC's possession or control. Upon request by SiI, the Project Leader shall furnish to SiI an affidavit or declaration signed by the Project Leader certifying that such delivery or destruction of the Confidential Information has been fully effected.

                  9.3.2. No Damages for Termination. Neither Party will be liable to the other for damages of any kind solely as a result of exercising its right to terminate this Agreement in accordance with its terms.

                  9.3.3. Non-Exclusive Remedy. Termination of this Agreement by either party will be a non-exclusive remedy for breach and will be without prejudice to any other right or remedy of such party.

                  9.3.4. Survival. The rights and obligations of the parties under Sections 5 (Intellectual Property Ownership), 6 (Intellectual Property Assignment) and 7 (Confidentiality), will survive the termination or expiration of this Agreement.

10.      GENERAL

         10.1 ENTIRE AGREEMENT. This Agreement, including all exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter, except for Research and Development Contract: 1000BASE-T Gigabit Ethernet PHY Chip, which will expire February 29, 2000.

         10.2 GOVERNING LAW AND DISPUTES. This Agreement will be governed by and construed in accordance with the substantive laws of the United States and the State of California, without regard to or application of provisions relating to conflicts of law. Any litigation arising under this Agreement will be brought in the federal or state courts of the Northern District of California and the parties hereby consent to the personal jurisdiction and venue therein.

         10.3 WAIVER AND MODIFICATION. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the parties.

         10.4 SEVERABILITY. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement


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                  will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

         10.5 NOTICES. All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service, or by certified mail, and in each instance will be deemed given upon receipt.

         10.6 ASSIGNMENT. Neither party may assign its rights or delegate its obligations hereunder, either in whole or in part, without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that SiI may assign its rights and delegate its duties under this Agreement to a third party in connection with an acquisition, merger, or corporate reorganization without the prior written consent of ISRC. Any other attempted assignment or delegation without such written consent will be void. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors and permitted assigns.

         10.7 RELATIONSHIP OF PARTIES. All current and future Project Staff are independent contractors for SiI and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise, or agency between the Project Staff and SiI. The Project Staff will not have the power to bind SiI or incur obligations on the other's behalf without SiI's prior written consent or unless pursuant to another written agreement.

         10.8 FORCE MAJEURE. Neither party will be deemed in default of this Agreement to the extent that performance of its obligations is delayed or prevented by reason of fire, natural disaster, accident, act of government, shortages of material or supplies or any other cause beyond the reasonable control of such party ("Force Majeure"), provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses its good faith efforts to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure but not in excess of thirty (30) days.


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         10.9     COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

EXHIBITS

         Exhibit A - Research Project Proposal
         Exhibit B - Project Participants

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

SILICON IMAGE, INC.                              INTER-UNIVERSITY SEMICONDUCTOR
                                                 RESEARCH CENTER OF
                                                 SEOUL NATIONAL UNIVERSITY

By:      /s/ David D. Lee                        /s/ Young J. Park
   -------------------------                     -------------------------------
Name:    David D. Lee                                     Young June Park
     -----------------------                     -------------------------------
Title:   CEO                                              Director
      ----------------------                     -------------------------------
Date:    12/9/99                                          12/9/99
     -----------------------                     -------------------------------


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EXHIBIT A

                            RESEARCH PROJECT PROPOSAL


         The research project covered by this Agreement shall focus on the following areas:

           1. High-speed serial communications circuit and protocol technologies and semiconductor implementations of such technologies, including Plesiochronous and Asynchronous multi-gigabit serial links;

           2. Implementation of the above technologies as semiconductor devices, including the migration of such technologies to multiple semiconductor processes and the testing of all devices;

           3. Applications of the above technologies as the physical layer of network interface standards including Gigabit Ethernet, Fiber Channel, Infiniband, and ATM/SONET;

           4. High-speed analog and digital circuits for 1000BASE-T PHY including

                  - High speed analog-to-digital converter and digital-to-analog converter.

                  -        Digital Equalizer

                  -        Echo and NEXT (Near-End Crosstalk) canceller

                  -        Timing recovery algorithms and PLL

                  - Physical Coding Sub-layer (PCS) that includes the Scrambler, Convolution Encoder, and Viterbi Decoder;

           5. Implementation of the above 1000BASE-T technologies as mixed-signal VLSI semiconductor devices, including the migration of such technologies to multiple semiconductor processes and the testing of all devices;

           6. NIC-on-a-chip integrating embedded DRAM, multi-gigabit PHY, MAC layer, DMA memory controller, and the host interface as semiconductor devices, including the testing of all devices;

           7. Implementation of the "NIC-on-a-chip" technologies as semiconductor devices with embedded DRAM that can be used for network applications including NIC as well as multi-channel switching devices.


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EXHIBIT B

                              PROJECT PARTICIPANTS


1.       Project Leader:
             Deog-Kyoon Jeong, Associate Professor, Seoul National University

2.       Researchers:
             i)       Sungjoon Kim, Postdoc Fellow, Seoul National University
             ii)      Gijung Ahn, Ph.D. Candidate, Seoul National University
             iii)     Yongsam Moon, Ph.D. Candidate, Seoul National University
             iv)      Jinsu Ahn, Ph.D. Candidate, Seoul National University
             v)       Jongsang Choi, Ph.D. Candidate, Seoul National University
             vi)      Hyungrok Lee, M.S. Candidate, Seoul National University
             vii)     Bongjoon Lee, M.S. Candidate, Seoul National University
             viii)    Others

3.       Administration staff:
             To hire


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